UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 6, 2012

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On January 6, 2012, Mark J. Rubash submitted his resignation from his position as Senior Vice President and Chief Financial Officer of Shutterfly, Inc. (the “Company”) effective February 24, 2012. Mr. Rubash is resigning to pursue other opportunities. The Company expects to launch a search for a Chief Financial Officer immediately.

(c)
Brian R. Manca, the Company’s Vice President and Controller, has been appointed as the Company’s Chief Accounting Officer effective January 12, 2012.

Mr. Manca, age 37, previously served as the Company’s Senior Director, Accounting Operations and Policy, and prior to that, as the Company’s Director, Financial Accounting. Mr. Manca joined the Company in 2007 from Deloitte & Touche LLP, where he held several positions from 1998 to 2007, most recently, Senior Manager, M&A Transaction Services.  Mr. Manca is a certified public accountant and holds a Bachelor of Science degree in business administration from the University of San Francisco.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Number	Description

99.01	Press Release dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jeffrey T. Housenbold
Jeffrey T. Housenbold
President and Chief Executive Officer

Date: January 12, 2012

EXHIBIT INDEX

Number	Description

99.01	Press Release dated January 12, 2012